UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☑                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under Rule 14a-12

MAXYGEN, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No Fee Required.

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1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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Filed by Maxygen, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Maxygen, Inc.

Commission File: 000-28401

HIGHLY CONFIDENTIAL Employee Meeting Nasdaq: MAXY

Confidential
Update on Strategic Transaction Process
Confidential Disclosure of Exciting Transaction
Anticipated to be signed very soon
Highly Confidential – Any premature disclosure could jeopardize the transaction
Material non-public information will be disclosed which will prohibit trading of
Maxygen stock and “tipping” in accordance with insider trader policy
Provide information on future employment plans
You will also receive a letter with the information presented today
The letter will also provide specifics for your own personal situation
We need to confirm acceptance of continued/new employment
We will be available to answer questions and ensure you fully understand your future employment opportunity

Confidential
New Company to be Formed by Maxygen and Astellas
New Venture (referred to as “MPC”) to be formed by Maxygen and Astellas
MPC’s mandate will be to
Develop and commercialize Maxy-4 compounds
Via existing Astellas collaboration (through which Astellas recognizes the quality of our science and collaborative spirit)
Discover and develop new protein therapeutics in immunosuppression for
Autoimmune disease
Transplant rejection
MPC is being formed with the following people and assets:
All Maxygen Human Therapeutics scientific staff
All protein therapeutic programs, excluding Maxy-G34, including current
Discovery programs and new project ideas
Access to shuffling for protein therapeutic applications
Assignment of Maxygen’s Maxy-4 agreement with Astellas
G&A staff sufficient to operate on a going forward basis

Confidential
MPC Formation and Fully-Diluted Ownership
Maxygen and Astellas to contribute $10 MM each of cash in exchange for preferred equity
Maxygen to receive $40 MM preferred equity in exchange for contributed assets (Maxy-4, Discovery programs and capability, shuffling license, etc.)
20% of MPC’s fully-diluted equity to be allocated to an employee equity pool
Fully-Diluted Ownership percentage to be:
13.3% Astellas (16.7% non-fully diluted)
66.7% Maxygen (83.3% non-fully diluted)
20.0% MPC Employee Equity Plan
MPC to be managed by a board of managers
4 appointed by Maxygen’s Board
MPC’s CEO and 3 others TBD
1 appointed by Astellas

Confidential
New MPC Relationship with Astellas
Astellas to fund 100% of the costs associated with protein therapeutics discovery programs in MPC for three year period
Excluding Maxy-4, which is funded by MPC and Astellas per existing agreement
Based upon jointly approved plan and budget
Subject to anticipated limitations (floors and caps)
MPC restricted from licensing discovery programs during such three-year period
Astellas Buy-Out Option to acquire Maxygen’s interest in MPC for 3 years
The exercise price increases quarterly from $53 to $123 million
Also provides for additional cash-out by Astellas of employee equity
Value of cash-out based on appreciation in value of MPC (shared w/ preferred equity)
Astellas Product Option to exclusively license one of MPC’s new product programs
(selected by Astellas) at the end of 3 years, if it does not exercise its Buy-Out
Option
Terms to be agreed in good faith or automatically results in a one-time, up-front payment of
$20 million if MPC has less than $20 million in net cash
MPC to receive opt-out funding via a loan if Buy-out Option and Product Options both expire unexercised and certain conditions exist

Confidential
MPC Organizational Structure
Finalization of organizational structure pending deal completion
Plan is to keep R&D structure intact and unchanged with some limited organizational changes to facilitate the achievement of MPC goals
Continued relationship between Maxygen and MPC
Maxygen 80+% ownership (non-diluted basis)
Sharing of building/facilities
Sharing of G&A staff

Confidential
MPC R&D Organizational Chart
R&D Organization Structure
G&A Staff NOT SHOWN
Dana F
Executive Asst
Project Management
Staff (1)
Project Team Leaders
Stephanie L
Sr Dir
Project Management
Molecular Biology
Staff (5)
Steve P
Dir
Molecular Biology
Erik K
Sr Dir
Discovery/MolBio
Bio/Pharma/Tox
Staff (11)
Maggie N
Assoc Dir
Bio/Pharma/Tox
Bruce D
VP
Bio/Pharma/Tox
USP
Staff (5)
Sridhar R
Proc Dev Dir
Upstream
DSP
Staff  (5)
Claus K
Proc Dev Assoc Dir
Downstream
Process
Analytical Staff (6)
Brent L
Dir Protein
Analytic/Pharma
Sridhar V
Protein Science
Proc Dev/MFG
Grant Y
CEO

Confidential
MPC Product and Portfolio Management Team
Product Portfolio Management
G&A Staff  NOT SHOWN
Dana F
Executive Asst
Project Management
Staff (1)
Project Team Leaders
Stephanie L
Sr Dir
Project Management
Molecular Biology
Staff (5)
Steve P
Dir
Molecular Biology
Erik K
Sr Dir
Discovery / MolBio
Bio/Pharma/Tox
Staff (11)
Maggie N
Assoc Dir
Bio/Pharma/Tox
Bruce D
VP
Bio/Pharma/Tox
USP
Staff (5)
Sridhar R
Proc Dev Dir
Upstream
DSP
Staff  (5)
Claus K
Proc Dev Assoc Dir
Downstream
Process
Analytical Staff (6)
Brent L
Dir Protein
Analytic/Pharma
Sridhar V
VP
Proc Dev/MFG
Grant Y
CEO

Confidential
G&A Organizational Structure:
MPC and Maxygen will share G&A staff
IT will be managed by MPC with dual reporting to Maxygen
IT related work for Maxygen via cross-service agreement
Facilities will be managed by MPC with dual reporting to Maxygen
Facilities related work for Maxygen via cross-service agreement
HR will be managed by either MPC or Maxygen with dual reporting to the other party
HR related work for the non-employing party via cross-service agreement
IP to remain within Maxygen with dual reporting to MPC
Shuffling patents will remain owned and prosecuted by Maxygen license to MPC for protein therapeutics
IP related work for MPC via cross-service agreement
Finance to remain within Maxygen with dual reporting to MPC
Maxygen remains public company with associated reporting obligations
Accounting/finance/purchasing work for MPC via cross-service agreement
Legal to remain within Maxygen with dual reporting to MPC
Maxygen remains public company with SEC reporting and other legal obligations
Support for contracts for MPC via cross-service agreement

Confidential
Anticipated Timeline
We expect signature of the agreement soon
Closure of the transaction will be subject to stockholder approval, which we anticipate being completed in 4Q 2009 depending upon interactions with the SEC on the proxy

11 Confidential Great Opportunity for Maxygen Stockholders Decreases burn rate Positions our assets for best potential value

Confidential
Maxygen will Retain Various Assets
Ownership of Shuffling IP and rights to technology in other fields
G&A operations to maintain its status as publicly-traded company
83% ownership of MPC
~22% ownership of Codexis
Maxy-G34 Cangene ARS license
Maxy-G34 for CIN and other indications
$30 MM milestone payment under the Bayer Agreement
Vaccines asset and operations
Significant cash position

Maxygen and MPC Employment Plans

Confidential
Employment Plans
You are all in this meeting as you are all either
Continuing in your role at Maxygen
Being offered a new comparable position at MPC
You will be notified by your Department Manager of the specific terms and conditions of your employment after the completion of this meeting
The plans being specified are contingent upon closing of the transaction and also some of the items still may require approval of the Maxygen Board

Confidential
Maxygen Retained Employees and Employees Transferring to
MPC will Receive:
Written confirmation of continued employment with Maxygen or offer for new employment in a “comparable position” with MPC
Payment of 2009 Bonus within 90 days of closing of the transaction (but no later than Jan 15, 2010) so long as you are employed at time of payment
Accelerated vesting of granted RSUs within 90 days of closing so long as you remain employed
New equity grants
Maxygen equity plan to be determined by year-end 2009
MPC will provide equity grants

Confidential
Benefit Plans for Maxygen and MPC Employees
MPC and Maxygen will share the same benefit plans which are anticipated to be similar to or identical to Maxygen’s current benefits plans
The following changes are under consideration/likely to be implemented:
Elimination of the Maxygen stock match to the 401(k) plan
the 401(k) plan will still be available to employees
MPC employees will not be eligible to participate in Maxygen’s ESPP no decision has been made whether or not such program will continue or not
Elimination of health club reimbursement and commuter reimbursement
Vacation/FTO will be carried over from Maxygen to MPC so MPC employees will have their accrued vacation time available for use at MPC
Credit for service time spent at Maxygen will be provided to MPC employees
The benefit plans may be added to, changed or eliminated at any time

Confidential
MPC Equity Plan
MPC will be a Limited Liability Company (LLC) instead of a corporation as this provides benefits for the parties to the transaction
As such, MPC’s equity plan may provide for award either as unit options or some other type of award
e.g., unit options are a type of equity award permitted for LLCs (and similar entities) and not corporations so they are less familiar than stock options
Unit options that may be granted by MPC would generally represent shares in the future appreciation of the value of MPC.  As with a stock option, a unit option would increase in value to the holder to the extent MPC increases in value
A unit option would entitle the holder to receive proportionate share of MPC profits distributed in a sale, IPO or other “liquidity event” involving MPC. Unlike a stock option, no exercise or purchase price is required for a unit option
Typically, an employee is not taxed when a unit option is granted or vests
An important advantage of unit options is that profits realized are taxed as capital gains.  The capital gains are either short-term or long-term, depending on how long the unit option has been held

Confidential
Why I am Excited about this Opportunity to Join MPC
Start of a new chapter with an outstanding team of scientists and professionals I know and believe in
Proven technology tools we know are capable for protein therapeutic discovery
Existing discovery programs with reasonable and potentially test-able hypotheses
An exciting Maxy-4 program we created via DNA shuffling
Two shots on goal with two significant commercial opportunities
Know the program and data intimately
Adequate cash runway in challenging fund-raising environment
Committed partner with complementary infrastructure that can be leveraged
We know we can work effectively with them
Attractive equity participation in successful buy-out outcome, if such occurs
Strong belief that I can help contribute to a successful outcome

Confidential
What I Will Commit to MPC and Maxygen Staff
I will seek to make decisions based upon what I feel is in the best interest of
MPC and expect MPC staff will do the same
It is useful and productive to debate when we disagree as to what is in MPC’s best interest
I will be open regarding the challenges and activities facing the company so we are working together on the same goals
I hope we can build upon the productive, team-oriented environment that has produced outstanding science
I am fully committed to make MPC a successful entity

20 Confidential Employment Letter Your employment letter will be provided to you by your department manager soon Signed employment letter needs to be returned to Jim Shunk

21 Confidential Your Department Manager will be meeting with you today or as soon as practical

Confidential
Don’t Disclose any of this Highly Confidential Information
The information we have shared is Highly Confidential
Any premature disclosure could jeopardize this
transaction
We have also disclosed material non-public information and no one should disclose this information outside the company or trade Maxygen stock until the proxy statement is filed and the Compliance Committee has cleared any such trading

Confidential
Additional Information and Where You Can Find It
In connection with the transaction discussed herein, Maxygen will file a proxy statement with the SEC. The proxy statement will be furnished to the stockholders of Maxygen. Investors and security holders of Maxygen are urged to read the proxy statement when it becomes available because it will contain important information about Maxygen and the proposed transaction.
The proxy statement (when it becomes available), and any other documents filed by Maxygen with the SEC, may be obtained free of charge at the SEC’s web site at
www.sec.gov.
In
addition, investors and security holders may obtain free copies of the documents filed with the
SEC by Maxygen by contacting Maxygen at info@maxygen.com or via telephone at (650) 298-
5300. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Maxygen and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction.
Information about the directors and executive officers of Maxygen and their respective interests in the proposed transaction will be available in the proxy statement.

Confidential
Cautionary Statement Regarding Forward-Looking
Statements
This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the
Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the proposed transaction, the timing of the transaction and the potential benefits of the transaction and the strategic restructuring.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.
Therefore, actual outcomes and results may differ materially from what is expressed herein.  For example, if
Maxygen does not receive required stockholder approval or fails to satisfy other conditions to closing, the joint venture will not be formed.  Further, there is no assurance that the joint venture will be successful or that Astellas will exercise its buy-out option even if the joint venture is successful.  In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Maxygen stockholders to approve the formation of the joint venture and the other transactions, the failure of any other closing condition to be satisfied, unexpected delays in the formation of the joint venture, risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights;
the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q,
especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings.  Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

HIGHLY CONFIDENTIAL Thanks! Nasdaq: MAXY

Additional Information and Where You Can Find It

In connection with the transaction discussed herein, Maxygen will file a proxy statement with the SEC. The proxy statement will be furnished to the stockholders of Maxygen. Investors and security holders of Maxygen are urged to read the proxy statement when it becomes available because it will contain important information about Maxygen and the proposed transaction. The proxy statement (when it becomes available), and any other documents filed by Maxygen with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Maxygen by contacting Maxygen at info@maxygen.com or via telephone at (650) 298-5300. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Maxygen and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of Maxygen and their respective interests in the proposed transaction will be available in the proxy statement.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the proposed transaction, the timing of the transaction and the potential benefits of the transaction and the strategic restructuring. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Maxygen does not receive required stockholder approval or fails to satisfy other conditions to closing, the joint venture will not be formed. Further, there is no assurance that the joint venture will be successful or that Astellas will exercise its buy-out option even if the joint venture is successful. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Maxygen stockholders to approve the formation of the joint venture and the other transactions, the failure of any other closing condition to be satisfied, unexpected delays in the formation of the joint venture, risks inherent in drug development, such as potential difficulties or delays in the development, testing, regulatory approvals, progression or production of drug compounds, the failure to develop products suitable for commercialization, the delay or suspension of predicted development and commercial timelines for any potential products, the failure to protect intellectual property portfolio and rights; the failure to identify and develop new potential products, and the risk that any compounds developed may have adverse side effects or inadequate therapeutic efficacy, and other economic, business, competitive, and/or regulatory factors affecting Maxygen’s business and the market it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.